EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the securities of Tangible Asset Galleries, Inc., a Nevada corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

      In evidence thereof, the undersigned hereby execute this agreement as of the 16th day of May 2002.

                                         /s/ R. Allen Stanford
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                                         R. Allen Stanford


                                         Stanford Venture Capital Holdings, Inc.
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                                         By:    /s/ Yolanda M. Suarez
                                         Name:  Yolanda M. Suarez
                                         Title: Secretary